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EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration
Statements of U S WEST, Inc. on Forms S-3 (File Nos. 33-46274, 33-46274-01, 33-37010, 33-37010-01, 33-47086, 33-50049, 33-50049-01, 33-50047, 33-50047-01,
33-51427, and 33-50299) and on Forms S-8 (File Nos. 2-92088, 2-92089, 33-42076,
33-43364, and 33-43362) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for operations of U S WEST Communica-tions, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 20, 1994, except for the last paragraph in Note 8 to the consolidated financial statements, as to which the date is February 23, 1994, on our audits of the consolidated financial statements of U S WEST, Inc. (the "Company"), as of December 31, 1993 and 1992, and for the three years ended December 31, 1993, 1992 and 1991, which report is incorporated by reference from U S WEST Inc.'s 1993 Annual Report to Shareowners. We also consent to the incorporation by reference of our report dated January 20, 1994 on the related consolidated financial statement schedules, which report is included in this Annual Report on Form 10-K.





Denver, Colorado
March 17, 1994